Exhibit 5.1

September 25, 2020

Board of Directors

Enterprise Financial Services Corp

150 North Meramec

Clayton, Missouri 63105

Re: Registration Statement on Form S-4 of Enterprise Financial Services Corp

Dear Ladies and Gentlemen:

We have acted as counsel to Enterprise Financial Services Corp (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (“Securities Act”), of the registration statement on Form S-4 (the “Registration Statement”) filed with the Commission on the date hereof.  The Registration Statement relates to the registration under the Securities Act of 5,196,981 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), which may be issued to the shareholders of Seacoast Commerce Banc Holdings (“Seacoast”) in connection with the proposed transaction whereby Seacoast will be merged with and into the Company (the “Merger”), pursuant to the Agreement and Plan of Merger, dated August 20, 2020 (the “Merger Agreement”), by and among the Company and its wholly-owned subsidiary bank, Enterprise Bank & Trust, and Seacoast and its wholly-owned subsidiary bank, Seacoast Commerce Bank.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Merger Agreement; (ii) the Registration Statement and all exhibits thereto; (iii) the Certificate of Incorporation of the Company, as amended, as presently in effect; (iv) the Amended and Restated Bylaws of the Company as presently in effect; (v) resolutions adopted by the Board of Directors of the Company relating to the authorization for the Registration Statement, the Merger Agreement, the issuance of the Shares and other related matters; and (vi) such other records, documents, instruments and certificates as we have deemed necessary or appropriate as a basis for the opinion set forth below.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the persons executing the documents we have examined have the legal capacity to execute such documents; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement,

Anchorage | Atlanta | Austin | Bogota | Boston | Charlotte | Chicago | Dallas | Denver | Fort Lauderdale | Houston | Jacksonville | Lakeland | Los Angeles | Mexico City | Miami | New York | Northern Virginia | Orlando | Portland | San Francisco | Tallahassee | Tampa | Washington, D.C. | West Palm Beach

the Merger Agreement and other records, documents, instruments and certificates we have reviewed; and (v) all Shares will be issued in the manner stated in the Merger Agreement and the Registration Statement and the related proxy statement/prospectus. We have also assumed that the Registration Statement will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares to be issued by the Company pursuant to the Merger Agreement, when issued and delivered in accordance with the terms of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the federal laws of the United States and the General Corporation Law of the State of Delaware. Our opinion expressed herein speaks only as of the date hereof and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any changes in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.  In addition, we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the references to us under the heading “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement and any amendments and supplements thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP